SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 29, 2010

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136 No.	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 29, 2010, Home Properties L.P. and Home Properties, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Edward J. Pettinella, the Company’s President and Chief Executive Officer.  This Agreement is effective January 1, 2011.  Mr. Pettinella’s current Employment Agreement by its terms expires on December 31, 2010.  The new Agreement provides that Mr. Pettinella will continue to serve as President and Chief Executive Officer of the Company until December 31, 2013.  It specifies a minimum base salary of $550,000 but does not specify a fixed incentive compensation or the level of stock option grants and restricted stock awards, each of which are in the discretion of the Compensation Committee of the Board of Directors.  The Agreement specifies payments to be made to Mr. Pettinella in the event of a termination of the Agreement prior to its expiration date and in the event of a change of control involving the Company.  It also includes non-compete provisions.

A copy of the Employment Agreement is attached as an exhibit.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

c. Exhibits

Exhibit 10.1	Employment Agreement dated December 29, 2010 among Home Properties, L.P., Home Properties, Inc. and Edward J. Pettinella

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           December 29, 2010                                           HOME PROPERTIES, INC.
        (Registrant)

By           /s/ David P. Gardner
David P. Gardner, Executive Vice President
and Chief Financial Officer

EXHIBIT 10.1
EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into by and among Home Properties, L.P., a New York limited partnership (the “Company”), Home Properties, Inc., a Maryland corporation (“HME”) and Edward J. Pettinella, an individual (the “Employee”).

WHEREAS, the Company and the Employee desire to enter into a new Employment Agreement to formalize the terms pursuant to which the Employee will continue to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, the parties hereby agree as follows:

1.           Term.  This Agreement will be effective on January 1, 2011 (“the Commencement Date”) and shall terminate on December 31, 2013 (the “Expiration Date”) unless terminated sooner in accordance with Section 4 of this Agreement.

2.           Duties.  During the term of this Agreement, subject to the direction and control of the Board of Directors of HME (the “Board of Directors”), the Employee shall serve in the capacity of Chief Executive Officer and President of HME and shall perform and discharge well and faithfully any management and other duties consistent with the position of Chief Executive Officer and President as may be assigned to the Employee by the Board of Directors.  The Employee shall devote substantially all of his business time to the interests and business of the Company, HME and their subsidiaries and affiliates except during a customary vacation period pursuant to the Company’s vacation policy, but no less than four weeks per year, periods of illness and other absences beyond his control.

3.           Compensation, Benefits and Expenses.

3.1           Base Salary.  The Base Salary to be paid to the Employee under this Agreement shall be a minimum base salary of $550,000 per annum which shall be payable in accordance with the Company’s standard payroll practices and shall be subject to such withholdings as required by law or as otherwise permissible under such practices or policies.  The Employee’s base salary is subject to increase based on annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”) but in no event shall be decreased without the Employee’s consent.

3.2           Incentive Compensation.  The Employee shall receive incentive compensation pursuant to the Company’s Incentive Compensation Plan.  The Company has the right to change or eliminate the Incentive Compensation Plan at any time.  The incentive compensation to be paid to the Employee in 2011 shall be based on the Company’s and the Employee’s performance in 2010, continuing in like progression with the incentive compensation to be paid in any year based on the Company’s and the Employee’s prior year’s performance, including the incentive compensation to be paid to the Employee in the year following the termination of this Agreement, which shall be based on the Company’s performance in the year of termination.  Notwithstanding the above, the Employee acknowledges that whether any incentive compensation is to be paid and the amount of that incentive compensation is completely in the discretion of the Compensation Committee.

3.3   Stock Option Grants and Restricted Stock Awards.  On an annual basis, the Company shall review the performance of the Company and the Employee and the Company may provide the Employee with additional compensation in the form of long-term equity incentives, such as stock options and restricted stock, if the Compensation Committee determines that the performance of the Company and the Employee’s contribution to the Company warrant the payment of such additional consideration.  The amount of the awards shall be no less than that granted to other senior executives of the Company and shall be reasonable in light of the contributions made, or expected to be made by the Employee for the period for which such grant was made.

3.4           Fringe Benefits.  During the period of the Employee’s employment, the Company shall provide the Employee with such fringe benefits as shall be determined by the Compensation Committee, provided such fringe benefits shall be no less favorable than those provided to other senior executives of the Company, HME or their subsidiaries or affiliates.

3.5           Expenses.  During the term of this Agreement, the Company authorizes the Employee to incur reasonable and necessary expenses in the course of performing his duties and rendering services under this Agreement, and the Company shall reimburse the Employee for all such expenses within 30 days after the Employee renders to the Company an account of such expenses and such other substantiation as the Company may reasonably request.  At the Company’s corporate office, the Company shall provide the Employee with an office, office equipment and appropriate clerical support to discharge Employee’s duties under this Agreement.

4.           Termination.

4.1           Termination.  This Agreement may be terminated by the Company (after approval by the Board of Directors) at any time, with or without “Cause,” or by the Employee at any time, with or without “Good Reason.”

4.2           Definition of Cause.  As used herein, “Cause” shall be determined by the Corporate Governance/Nominating Committee of the Board of Directors (the “Corporate Governance/Nominating Committee”) in the reasonable and good faith exercise of its discretion, and shall mean:  (a) dishonest or fraudulent actions by the Employee in the conduct of his duties for the Company or the conviction of the Employee of a felony;  (b) a material failure by the Employee to devote substantially all of his business time to the business of the Company; (c) a material failure by the Employee to follow the Company’s good faith instructions and directives that is not cured by the Employee within 60 days after receiving notice; (d) unreasonable and material neglect, refusal or failure by the Employee to perform the duties assigned to him that is not cured by the Employee within 60 days after receiving notice; (e) the Employee’s material breach of this Agreement that is not cured by the Employee within 60 days after receiving notice; (f) the Employee’s breach of the Code of Business Conduct and Ethics of Home Properties, Inc. and its Affiliated Companies and/or the Company’s Code of Ethics for Senior Financial Officers (the “Code of Ethics”); (g) any other act or omission which subjects the Company, HME or their subsidiaries or affiliates to substantial public disrespect, scandal or ridicule; or (h) any governmental regulatory agency recommends or orders that the Company terminate the employment of the Employee or relieve him of his duties.

4.3           Definition of Good Reason.  As used herein, “Good Reason” shall mean:  (a) a material breach of this Agreement by the Company or HME that is not cured within 60 days after receiving notice of such breach, which notice must be provided within 90 days of the initial existence of the Good Reason condition, with the determination as to whether there has been a breach and whether the breach is material to be determined by the Corporate Governance/Nominating Committee in the reasonable and good faith exercise of its discretion;  (b) diminution of, or reduction or adverse alteration of, Employee’s duties or responsibilities, or the Company’s assignment of duties, responsibilities or reporting requirements that are materially inconsistent with his positions or that materially expand his duties, responsibilities, or reporting requirements; or (c) any requirement by the Company that the Employee relocate to a principal place of business outside of the Rochester, New York metropolitan area.  Written notice of an event constituting Good Reason must be provided to the Company within 90 days of its occurrence.  The Company will have 30 days to cure such occurrence, and Employee may not terminate due to Good Reason more than 30 days following the last day of such cure period (and only if the Company has failed to cure).

4.4           Termination for Cause or Without Good Reason.  In the event that:  (a) the Company terminates this Agreement for Cause; or (b) the Employee resigns or terminates without Good Reason, then the Employee’s rights to receive any payments and benefits pursuant to this Agreement shall, effective upon the date of termination, terminate in all respects, except that the Company shall pay to the Employee: (i) accrued and unpaid base salary and unused vacation time; and (ii) “Vested Entitlements” which shall mean (x) earned but unpaid bonuses from prior fiscal years (but only if the Employee resigns or terminates Without Good Reason but not if the Company terminates for Cause); (y) previously approved business expenses; and (z) vested amounts under tax-qualified retirement plans.   In the event of any termination described in this Section 4.4, then all rights of any kind under any existing stock option held by the Employee shall expire immediately and all shares of restricted stock held by the Employee as to which the restrictions have not lapsed in accordance with the provision of the award shall be forfeited.

4.5           Termination Without Cause or for Good Reason.

4.5.1           Separation Pay.  In the event that (a) the Company terminates this Agreement for any reason other than for Cause, death or Disability, or (b) the Employee resigns or terminates with Good Reason, then the Company shall pay to the Employee:  (i) accrued and unpaid base salary and unused vacation time; and (ii) Vested Entitlements.  In the event that the termination occurs before the amount of the incentive compensation for services rendered in the year preceding the date of termination has been finally determined, then the payment to the Employee shall be an estimate based on the Employee’s targeted bonus with an adjustment to be made promptly upon the determination of the actual amount pursuant to the Company’s Incentive Compensation Plan.

4.5.2           Additional Separation Pay.  In the event of a termination of this Agreement described in Section 4.5.1 of this Agreement, if the Employee executes the release and waiver under Section 4.10 of this Agreement and such release is not revoked, and the Employee has complied with Section 4.12 of this Agreement, then in addition to the payments to be made pursuant to Section 4.5.1 of this Agreement: (i) the Company shall pay to the Employee on the sixtieth (60th) day after termination, a lump sum equal to 2.9 times the sum of (x) the Employee’s then current base salary, and (y) the greater of:  (i) the Employee’s targeted bonus for services rendered in the year of termination; or (ii) the average bonus paid to the Employee for services rendered in each of the three years prior to termination of this Agreement. The Company also shall pay to the Employee prior to March 15th of the year following termination, the incentive compensation that the Employee would have earned based on his targeted bonus as provided in Section 3.2 of this Agreement pro-rated for the portion of the year that the Employee was an employee.  In addition, all restrictions on restricted stock held by the Employee shall lapse and all options previously issued to the Employee shall vest and remain exercisable until the date specified in the Stock Benefit Plan pursuant to which the equity was issued.  Any performance-based equity awards that have not yet been earned but may be earned based on the achievement of certain performance criteria shall vest at the greater of: (i) the target amount of the awards (if applicable); or (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination and shall be deemed earned, issued and vested as of the date of termination.  In addition, the fringe benefits provided to the Employee during the Term of this Agreement pursuant to Section 3.4 of this Agreement, including medical and dental benefits, shall continue for 24 months after the termination to the extent permitted by, and in accordance with, applicable law.

4.6           Termination Following A Change of Control.  In the event of a “Change of Control” as defined in the Company’s Executive Retention Plan (including any and all amendments thereto) (the “Retention Plan”) and a subsequent termination of the Employee’s employment either by the Company or the Employee as described in  the Retention Plan, the benefits to be paid to the Employee upon such a termination shall be as provided in the Executive Retention Plan, except that the Employee shall be paid three times his Base Salary (as defined in the Retention Plan) and three times the greater of: (a) the Employee’s targeted bonus for services rendered in the year of termination; or (b) the average bonus paid to the Employee for services rendered in each of the three years prior to termination of this Agreement.  The fringe benefits provided to Employee during the Term of this Agreement pursuant to Section 3.4 of this Agreement shall continue for 36 months after termination to the extent permitted by, and in accordance with, applicable law.  In addition, all restrictions on restricted stock held by the Employee shall lapse and all options previously issued to the Employee shall vest and remain exercisable until the earlier of their expiration date or the dates specified in the Executive Retention Plan or the Stock Benefit Plan pursuant to which the equity was issued.  Any performance-based equity awards that have not been earned but may be earned based on the achievement of certain performance criteria shall vest at the greater of: (i) the target amount of the awards (if applicable); or (ii) a pro-rata amount based on the performance from the commencement of the performance period through the date of termination and shall be deemed earned, issued and vested as of the date of termination.  In addition, the full amount of any performance-based awards shall be accelerated to the extent the underlying performance requirements have been met at the time of the termination and shall be paid on the sixtieth (60th) day following the termination.  The Employee understands and agrees that the Retention Plan is to be amended to eliminate the Gross-Up Payment and the Window Period for all Participants, including the Employee.

4.7           Termination By Reason of Death or Disability.  In the event of Employee’s death during the term of this Agreement, or in the event that the Company or the Employee elects to terminate this Agreement on account of Disability, then the Company shall pay to the Employee or his estate, as applicable:  (i) accrued and unpaid base salary and unused vacation time; (ii) Vested Entitlements; (iii) any benefits payable on death or Disability under the Company’s benefit plans; and (iv) a lump sum equal to 1.0 times the sum of (a) the Employee’s then current base salary and (b) the greater of (y) the Employee’s targeted bonus for services rendered in the year of termination; or (z) the average bonus paid to the Employee for services rendered in each of the three years prior to termination.  In addition, prior to March 15th of the year following termination, the Company shall pay to the Employee incentive compensation that the Employee would have earned based on his targeted bonus as provided in Section 3.2 of this Agreement pro-rated for the portion of the year that the Employee was an employee.  In the event that the termination occurs before the amount of the incentive compensation for services rendered in the year preceding the date of termination has been finally determined, then the payment to the Employee shall be an estimate based on the Employee’s targeted bonus with an adjustment to be made promptly upon the determination of the actual amount pursuant to the Company’s Incentive Compensation Plan.  In addition, all restrictions on restricted stock held by Employee shall lapse and all options issued to Employer shall vest and remain exercisable as specified in the Stock Benefit Plan pursuant to which the equity was issued.  “Disability” shall mean any physical or mental disability of the Employee that prevents him from performing his duties for 90 consecutive days or for an aggregate of 180 days in any 12-month period.  In the event of a termination of this Agreement on account of Disability, the payment specified in (iv) above shall only be made if the Employee executes the release and waiver under Section 4.10 of this Agreement and such release is not revoked and the Employee has complied with Section 4.12 of this Agreement.  Such payment shall be made on the sixtieth (60th) day following the termination.  In the event of a termination of this Agreement on account of death, the payment specified in (iv) shall be paid as soon as administratively practicable and in any event not later than the last day of year in which the death occurs or, if later, the ninetieth (90th) day following the death.  Any performance-based equity awards that have not yet been earned but may be earned based on the achievement of certain performance criteria shall vest at the greater of: (i) the target amount of the awards (if applicable); and (ii) a pro-rata amount based on performance from the commencement of the performance period through the date of termination and shall be deemed earned, issued and vested as of the date of termination.

4.8           Termination by Reason of Retirement.  In the event that Employee elects to terminate this Agreement on or after reaching the Minimum Retirement Age (“Retirement”), then the Company shall pay to the Employee:  (i) accrued and unpaid base salary and unused vacation time; and (ii) Vested Entitlements.  In the event that the termination occurs before the amount of the incentive compensation for services rendered in the year preceding the date of termination has been finally determined, then the payment to the Employee shall be an estimate based on the Employee’s targeted bonus with an adjustment to be made promptly upon the determination of the actual amount pursuant to the Company’s Incentive Compensation Plan.  In addition, all restricted stock and stock options held by Employee on the date of termination shall receive the treatment accorded to them under the Stock Benefit Plan pursuant to which they were issued in the event of retirement under that plan.  Any performance-based equity awards that have not yet been earned but may be earned based on the achievement of certain performance criteria shall be pro-rated based on performance from the commencement of the performance period through the date of termination and shall be deemed earned, issued and vested as of the date of termination.  The fringe benefits provided to Employee during the Term of this Agreement pursuant to Section 3.4 of this Agreement shall continue for 24 months after Retirement to the extent permitted by, and in accordance with, applicable law.  Minimum Retirement Age shall mean that age, which when combined with years of service to the Company, shall equal 70 provided that the actual age of Employee must be 58 or greater.

4.9           Definition of Termination.  For the purpose of any payments or reimbursements to be made, or any benefits to be continued, by the Company to the Employee under this Section 4 as a result of the Employee’s termination, “termination” shall mean a “separation of service” (as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).

4.10           Release and Waiver.  In exchange for the additional consideration under Section 4.5.2 and Section 4.7 of this Agreement, the Employee shall release the Company, HME and their affiliates, and their directors, officers, employees, shareholders, partners, agents and assigns from any and all claims and obligations that arise out of or are in any way related to events, acts or omissions occurring at any time prior to or at the time of Employee’s termination.  Notwithstanding the foregoing, the Employee shall not be required to release the Company, HME or their affiliates from:  (i) any obligation to indemnify the Employee pursuant to the articles and bylaws of the Company, any valid fully executed indemnification agreement with the Company, any applicable directors and officers liability insurance policy, and applicable law; or (ii) any obligations to make payments to the Employee under Section 4 of this Agreement.

The Employee shall acknowledge that:  (A) he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act (“ADEA”); (B) that the consideration given for the waiver and release (i.e., the additional consideration to be provided under Section 4.5.2 and Section 4.7 of this Agreement) is in addition to anything of value to which he is already entitled; and (C) that he has been advised, as required by the ADEA, that:  (1) his waiver and release does not apply to any rights or claims that may arise after the date that he signs such release; (2) he should consult with an attorney prior to signing the release (although he may choose voluntarily not to do so); (3) he has 21 days from the date he receives the proposed release to consider the release (although he may choose voluntarily to sign it earlier); (4) he has seven days following the date he signs the release to revoke the release by providing written notice of his revocation to the Board of Directors; and (5) the release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that the release is signed by the Employee.

The claims included in this release and waiver do not include vested rights, if any, under any qualified retirement plan in which Employee participates, and his COBRA, unemployment compensation and worker's compensation rights, if any.  Nothing in this release shall be construed to constitute a waiver of (a) any claims Employee may have against the Company or HME that arise from acts or omissions that occur after the effective date of this release, (b) Employee’s right to file an administrative charge with any governmental agency concerning the termination of that employment or (c) Employee’s right to participate in any administrative or court investigation, hearing or proceeding.  Employee agrees, however, to waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any such administrative charge or proceeding.  In addition, this release does not affect Employee’s rights as expressly created by this Agreement, and does not limit his ability to enforce this Agreement.

4.11           Delay or Reduction of Payments, Reimbursements & Benefits.

4.11.1           Section 409A of the Code.  Notwithstanding any provision of this Section 4 to the contrary, if the Employee is a "specified employee" (as such term is defined in Section 409A of the Code) at the time of his termination, then, to the extent necessary to prevent any excise tax to the Employee under Section 409A of the Code:  (a) any payments or reimbursements that would otherwise be made by the Company pursuant to this Section 4 before the first day of the seventh month following the Employee’s termination instead shall be accumulated and paid on the first day of the seventh month following the Employee’s termination; and (b) if any of the benefits that would otherwise be provided by the Company pursuant to this Section 4 before the first day of the seventh month following the Employee’s termination are treated as deferred compensation for purposes of Section 409A of the Code, then the Employee shall bear the full cost of such benefits during such period, and the Company shall reimburse the Employee for any out-of-pocket costs so incurred on the first day of the seventh month following the Employee’s termination.  This Section 4.11 is intended to delay payments, reimbursements and benefits to the Employee following termination only if such delay is required by Section 409A of the Code, and shall be construed accordingly.  Unless necessary to prevent any excise tax to the Employee under Section 409A of the Code, this Section 4.11 shall not apply in the event of the Employee’s termination as a result of his death or his disability (if such disability qualifies as a “disability” for purposes of Section 409A of the Code).  Notwithstanding any provision of this Section 4 to the contrary, to the extent that the continuation of the exercise period of any stock option under this Agreement would subject the Employee to any excise tax under Section 409A of the Code, then the exercise period of such stock option shall only be extended to the latest possible date that would not subject the Employee to such excise tax.  In accordance with and to the extent required by Section 409A, all reimbursement and in-kind post-employment benefits provided under the Agreement will be subject to the following rules:  (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

4.11.2           Section 162(m) of the Code.  To the extent that any payment to be made to the Employee under this Section 4 would be non-deductible by the Company as a result of the $1 million compensation limit provisions of Section 162(m) of the Code, then such payment shall not be made to the Employee at that time, but shall instead, to the extent permissible under Section 409A of the Code, be deferred and paid without interest to the Employee in the first month of the taxable year in which such amount is fully deductible by the Company under Section 162(m) of the Code.

4.11.3           Section 280G of the Code.  In the event that the vesting of the stock options together with all other payments and the value of any benefit received or to be received by the Employee would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code (the "Excise Tax"), then the Employee’s payment shall be either (a) the full payment or (b) such lesser amount that would result in no portion of the payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Employee, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.  All determinations required to be made under this Section 4.11.3 shall be made by the nationally recognized accounting firm which is the Company's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to the Employee (the "Accounting Firm").  The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Employee.  Notice must be given to the Accounting Firm within 15 business days after an event entitling the Employee to a payment under this Section 4.  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

4.12           No Voluntary Adverse Assistance.  The Employee agrees that he will not voluntarily assist any other person in preparing, bringing, or pursuing any litigation, arbitration, administrative claim or other formal proceeding against the Company, HME or their subsidiaries or affiliates, or their officers, directors, employees or partners unless pursuant to subpoena or other compulsion of law.

5.           Notices.  Any notices or other communications under this Agreement shall be in writing and shall be given by personal delivery or by a nationally recognized overnight delivery service, and shall be deemed given when personally delivered, or on the next business day following delivery to a nationally recognized overnight delivery service:  (a) if to the Employee, addressed to his last address on record with the Company; and (b) if to the Company, addressed to:  Home Properties, L.P., 850 Clinton Square, Rochester, NY 14604, Attn:  Lisa Critchley and Ann McCormick; or to such other address or addresses as either party shall have specified in writing to the other party hereto.  Any notices to be issued hereunder by the Company shall be issued by the Corporate Governance/Nominating Committee on behalf of the Company.

6.           Covenants as to Confidential Information, Non-Compete and Non-Solicitation.

6.1           Non-Compete.  The Employee recognizes that by virtue of his status as an employee and a member of the Board of Directors, he is obligated to uphold his fiduciary and other obligations to the Company and HME, and to comply with all of the restrictions set forth in the Code of Ethics.  The Employee acknowledges and agrees that he will fully and faithfully abide by the Code of Ethics for so long as he is an employee and/or a member of the Board of Directors.  In addition, the Employee acknowledges and recognizes the highly competitive nature of the Company’s business and agrees that during the term of this Agreement, and in the event this Agreement is terminated by the Company for Cause or on account of Disability or by the Employee prior to a Change in Control Without Good Reason or on account of Disability or Retirement for a period of 12 months following the termination, the Employee will not, directly or indirectly, without the written consent of the Real Estate Investment Committee of the Board of Directors, own, manage, operate, control, be employed by, or participate in or be connected with any entity owning or having financial interest in, whether direct or indirect, a business entity which is in the business of owning, operating, acquiring, developing or otherwise dealing in Market-Rate (as subsequently defined) multifamily residential real properties in the United States and Canada.  A property shall be deemed “Market-Rate” if there is no project-based governmental assistance for residents of the property, if there is no government subsidized interest rates that apply to the financing for the property and if no interests in the entity owning the property have been sold to a third party for purposes of that party acquiring tax credit benefits.  From and after the termination of this Agreement for any reason the above restrictions shall not be violated if and to the extent that the Employee owns, manages, operates, controls, is employed by or participates in or is connected with any entity owning or having a financial interest in a business entity which owns, operates, acquires, develops or otherwise deals in any multifamily residential real property consisting of:  (a) 50 or fewer apartment units wherever located; (b) 200 or fewer apartment units if the property is located in a state in which the Company does not own real property at the time that the acquisition or transaction occurs; and/or (c) to the extent that the Employee’s interest in any entity consists of less than a 5% limited partnership interest in the case of a partnership and less than 5% of the outstanding vesting shares in the case of a corporation in all cases so long as such ownership, management, operation or control does not violate the Code of Ethics.

6.2           Confidential Information; Non-Disparagement.  In addition to the obligations of confidentiality as set forth in the Code of Ethics, the Employee recognizes and acknowledges the existence of confidential business matters, trade secrets, and proprietary information of the Company and HME, including but not limited to customer lists sales, products, markets, inventions, marketing strategies and plans, research, practices, procedures, current and planned corporate strategies, strategic customers and business partners, and the identity, skills and interest of its employees, which matters are valuable, special, and unique assets of the Company’s and HME’s business.  The Employee shall not, during or after the term of employment with the Company, disclose the Company’s or HME’s confidential business matters to any person, firm, corporation, partnership, association or other entity for any reason or purpose whatsoever, without the prior written consent of the Board of Directors, except as required by law or pursuant to legal process.  The Employee shall not, during or after the term of employment with the Company, refer to the Company or any of its employees, officers or directors, in any disparaging or derogatory manner.

6.3           Non-Solicitation.  During the term of this Agreement, and for a period of one year following the date of termination, Employee shall not, without the prior written consent of the Company, except in the course of carrying out his duties hereunder, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person’s employment was terminated by the Company or any of such affiliates.

6.4           Remedies for Breach of this Section 6.  The Employee further acknowledges that (a) compliance with all of this Section 6 is necessary to protect the Company’s and HME’s business and goodwill; (b) a breach of this Section 6 will irreparably and constitutionally damage the Company and HME; and (c) an award of money damages will not be adequate to remedy such harm.  Consequently, the Employee agrees that, and in addition to other remedies, in the event he breaches or threatens to breach any of these covenants, the Company and HME shall be entitled to both:  (1) a preliminary or permanent injunction to prevent the continuation of such harm; and (2) money damages, insofar as they can be determined, including, without limitation, all reasonable costs and attorneys’ fees incurred by the Company and/or HME in the enforcement of the provision.

6.5           Enforceability.  The Employee acknowledges and agrees that the provisions of this Agreement are reasonable and necessary for the protection of the Company and HME.  If, however, a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 6.1 of this Agreement is an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of Section 6.1 of this Agreement shall not be rendered void, but rather shall be deemed amended to apply as to the maximum time and territory and to the other extent as the court may judicially determine or indicate to be reasonable.

7.           Breach of Agreement.  Each party agrees to indemnify and hold harmless the others from and against any loss, liability, damages, judgments, suits, costs or expenses (including the costs of investigating and enforcing each party’s rights under this Agreement and attorneys’ fees and expenses) relating to or arising from any breach by any party of the terms of this Agreement.

8.           Section 409A of the Code.  To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code.  This Agreement shall be construed and administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code shall have no force and effect unless and until such provision is amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Employee).  Any amendment to the timing and receipt of any payment or benefit provided hereunder shall be effected in a manner that is intended to be in compliance with Section 409A of the Code.  Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulation, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.  If under this Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

9.           Governing Law.  ALL QUESTIONS PERTAINING TO THE VALIDITY, CONSTRUCTION, EXECUTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

10.           Indemnification; Directors and Officers Insurance/Cooperation.  The Company shall indemnify Employee to the extent permitted by the Company’s Articles of Incorporation, By-laws and other organization documents, against liabilities incurred by Employee in connection with his having been an officer of the Company.  Employee shall be covered by Directors and Officers insurance that the Company provides from time to time to its directors and executives.  Employee shall cooperate with the Company, to the extent reasonably requested, in any investigation or litigation in which the Company is a party and of which Employee has relevant information by virtue of his employment with the Company.  The Company will reimburse reasonable expenses related to such cooperation.

11.           Resolution of Disputes.  Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Employee's employment, including, but not limited to, any state or federal statutory claims, other than claims under Section 6 of this Agreement, shall first be settled through good faith negotiation.  If the dispute cannot be settled by negotiation, the parties agree that the dispute shall be submitted to arbitration as provided in this Section 11. The arbitration will be conducted by Judicial Arbitration and Mediation Services, Inc. ("JAMS") under its Employment Arbitration Rules & Procedures or if JAMS is not able to administer such arbitration, another mutually agreed upon arbitration provider in accordance with its employment arbitration rules (as applicable, the “Rules”) shall administer any arbitration under this Agreement.  The Rules shall govern the arbitrator and the parties except as expressly modified by this Section 11 or subsequent agreement of the parties and the arbitrator.  The arbitration shall be under the New York Arbitration Act (Civil Practice Law and Rules Section 7501 et seq.) and New York substantive law shall apply.  Either party may initiate arbitration by sending a demand for arbitration in accordance with the Rules to the other party and the arbitration provider.  The arbitration shall be conducted in Rochester, New York, or such other location as the Company and Employee may agree, before a single neutral arbitrator with experience in employment matters.  No discovery shall be permitted in connection with the arbitration except that the arbitrator may authorize discovery upon a party’s showing that the requested discovery is likely to lead to material evidence needed to resolve the dispute and is not excessive in scope, timing, or cost.  Any permitted discovery shall comply with the New York Civil Practice Law and Rules as to procedure and admissibility of evidence.  The arbitration hearing, if any, shall be held within 60 days after appointment of the arbitrator.  The arbitrator may render summary disposition of any or all of the matters or claims, provided that the responding party has had at least 10 days to respond to any application for summary disposition.  If required to preserve the status quo or other rights of either the Company, HME or Employee, provisional injunctive relief may be sought in any court of competent jurisdiction situated in Monroe County New York, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator unless such relief is terminated by the applicable court.  Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes, provided, that the arbitrator shall have no power to award punitive, exemplary or other damages not based on the party’s actual damages, and the Company, HME and Employee each expressly waive any rights to receive such damages. At the conclusion of the arbitration, the Arbitrator shall issue a written decision. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Employee’s employment.  The parties agree that HME and the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator's fee and expenses. Each party shall bear his or its own legal costs, provided that if the arbitrator determines that HME or the Company has acted in bad faith, then Employee shall be entitled to payment by HME and the Company of the reasonable attorneys' fees and costs incurred by Employee in connection with resolution of the dispute in addition to any other relief granted, to the extent permitted by applicable law.

12.           Entire Agreement.  This Agreement and the benefit plans referred to herein constitute the entire agreement of the parties hereto with respect to the matters contained herein, and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by each of the parties hereto.  No failure to exercise any right or remedy hereunder shall operate as a waiver thereof.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

13.           Headings.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

14.           Counterparts.  This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that both parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below, effective as of the latest such date.

    HOME PROPERTIES, L.P.
By: Home Properties, Inc.
Its: General Partner

Date:  December 29, 2010                                                     By:  /s/ David P. Gardner
 David P. Gardner
 Executive Vice President

    HOME PROPERTIES, INC.

Date:  December 29, 2010                                                      By:  /s/ Leonard F. Helbig, III
          Leonard F. Helbig, III
                  Chair of Compensation
  Committee of the Board of Directors

Date:  December 29, 2010                                                      By:  /s/ Edward J. Pettinella
                                                  Edward J. Pettinella